RECEIVABLES PURCHASE AND SALE AGREEMENT

DATED AS OF MARCH 15, 2006

BETWEEN

GEHL RECEIVABLES II, LLC,

AS TRANSFEROR

AND

GEHL FUNDING II, LLC,

AS BUYER

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Exhibits and Schedules

Exhibit I	-	Definitions
Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names
Exhibit III	-	Lockboxes; Lockbox Account and Lockbox Account Bank
Exhibit IV	-	Form of Compliance Certificate
Exhibit V	-	Form of Subordinated Note
Schedule A	-	Schedule of Receivables

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RECEIVABLES PURCHASE AND SALE AGREEMENT

        This RECEIVABLES PURCHASE AND SALE AGREEMENT, dated as of March 15, 2006, is by and between GEHL RECEIVABLES II, LLC, a Delaware limited liability company (“Transferor”), and GEHL FUNDING II, LLC, a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

        Transferor now owns, and from time to time hereafter will own, Receivables (each a “Transferred Receivable”). Transferor wishes to sell and assign to Buyer, and Buyer wishes to purchase from Transferor, all of Transferor’s right, title and interest in and to all of Transferor’s Receivables, together with the Related Security and Collections with respect thereto.

        Transferor and Buyer intend the transactions contemplated hereby to be true sales of the Transferred Receivables from Transferor to Buyer, providing Buyer with the full benefits of ownership of the Transferred Receivables, and Transferor and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Transferor.

        Following the purchase of Transferred Receivables from Transferor, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Gehl Company, as Servicer (in such capacity, the “Servicer”), Park Avenue Receivables Company, LLC (“Company”), the financial institutions from time to time party thereto (together with Company, the “Purchasers”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Purchasers (in such capacity, the “Agent”).

ARTICLE I
AMOUNTS AND TERMS

        SECTION 1.01. Purchase of Transferred Receivables.

        (a)     Subject to the terms and conditions hereof, Transferor agrees to sell, assign, transfer, set-over, contribute and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer agrees to purchase or acquire from Transferor, all of Transferor’s right, title and interest in and to all Transferred Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and all Transferred Receivables thereafter acquired by it until the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereon.

        (b)     Effective on the Initial Funding Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Transferor does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Transferor, all of Transferor’s right, title and interest in and to (i) the Receivables set forth on the Schedule of Receivables (other than the Existing Receivables, as to which Transferor has no, and claims no interest), existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and (ii) the Receivables that shall be, from time to time, until the Termination Date, be added to or listed on the Schedule of Receivables, which are intended to be all Transferred Receivables thereafter acquired by it through until the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereon. In accordance with the preceding sentence, on the Initial Funding Date Buyer shall acquire all of Transferor’s right, title and interest in and to all Transferred Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereon; provided, that, Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.02. In connection with the payment of the Purchase Price for any Transferred Receivables purchased hereunder, Buyer may request that Transferor deliver, and Transferor shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

        (c)     It is the intention of the parties hereto that the Purchases of Transferred Receivables made hereunder shall constitute sales of “accounts”, “payment intangibles” or “chattel paper” (as each such term is defined in Article 9 of the UCC), which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Transferred Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.03, the sales of Transferred Receivables hereunder are made without recourse to Transferor; provided, however, that (i) Transferor shall be liable to Buyer for all representations, warranties and covenants made by Transferor pursuant to the terms of the Transaction Documents to which Transferor is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Transferor or any other Person arising in connection with the Transferred Receivables, the related Contracts and/or other Related Security or any other obligations of Transferor. In view of the intention of the parties hereto that the Purchase of Transferred Receivables made hereunder shall constitute sales of such Transferred Receivables rather than loans secured thereby, Transferor agrees that it will, on or prior to the Initial Funding Date and in accordance with Section 4.01(e)(ii), mark its master data processing records, file cabinets and file folders relating to the Transferred Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Transferred Receivables as provided in this Agreement and to note in its financial statements that the Transferred Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer’s assignee), Transferor will file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Transferred Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer’s assignee) may reasonably request.

        SECTION 1.02. Payment for the Purchase.

        (a)     The Purchase Price for the Purchase of Transferred Receivables in existence on the close of business on the Business Day immediate preceding the Initial Funding Date shall be payable in full by Buyer to Transferor on the Initial Funding Date, and shall be paid to Transferor in the following manner:

(i) by delivery of immediately available funds, in an amount confirmed by the parties hereto on the Initial Funding Date; provided, that a portion of such funds shall be offset by amounts owed by Transferor to Buyer or Transferor shall contribute Transferred Receivables on account of the issuance of equity in the manner contemplated in the operating agreement of the Buyer and having a total value of not less than the Required Capital Amount,

(ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Transferor to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (i) the remaining unpaid portion of such Purchase Price, (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount and (iii) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loan hereunder (including the Subordinated Loan proposed to be made on such date). The Transferor is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

Each Transferred Receivable coming into existence after the Initial Funding Date shall be sold to Buyer on the first Settlement Date following the date that such Transferred Receivable came into existence and the Purchase Price for such Transferred Receivable shall be due and owing in full by Buyer to Transferor or its designee on the Settlement Date that such Transferred Receivable is transferred to the Buyer (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Transferor to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Transferor in the manner provided in the following paragraphs (b) and (c). The conveyance of such Transferred Receivables shall occur and take effect automatically upon the listing of each such item in the Schedule of Receivables, without further action by any Person.

        (b)     With respect to any Transferred Receivables coming into existence after the Initial Funding Date, of each Settlement Date, Buyer shall pay the Purchase Price therefor in the following manner:

            first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of interests in the Transferred Receivables under the Purchase Agreement or other cash on hand;

            second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.02(a)(ii); and

            third, unless Transferor has declared the Termination Date to have occurred pursuant to Section 5.02(b), at the election of the Transferor (which may be a standing election), by accepting a contribution to its capital pursuant to its operating agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.02(a)(ii), Transferor irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note.

        (c)     From and after the Termination Date, Transferor shall not be obligated to (but may, at its option) (i) sell Transferred Receivables to Buyer unless Transferor reasonably determines that the Purchase Price therefor will not be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or otherwise or (ii) contribute Transferred Receivables to Buyer’s capital.

        SECTION 1.03. Purchase Price Credit Adjustments. If on any day:

        (a)     the Outstanding Balance of a Transferred Receivable is:

(i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator, Transferor or, in the case of any Transferred Receivable acquired by Originator from a Dealer, by the applicable Dealer (other than cash Collections on account of the Transferred Receivables), or

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

        (b)     any of the representations and warranties set forth in Article II are no longer true with respect to any Transferred Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the aggregate Purchase Price otherwise payable hereunder for new Transferred Receivables in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Transferred Receivable in the case of clause (b). If such Purchase Price Credit exceeds the Original Balance of the Transferred Receivables coming into existence on any day, then Transferor shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter, provided that if the Termination Date has not occurred, Transferor shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note. Without limiting the generality of the foregoing, in connection with the representations and warranties relating to good title, absence of Adverse Claims, or effectiveness of transfer of any Receivable transferred hereunder, Transferor shall be deemed to have breached such representations and warranties so that a Purchase Price Credit shall be payable by the Transferor in the amount of the Outstanding Balance of any Transferred Receivable if (i) a Dealer shall have originated such Transferred Receivable, (ii) such Dealer shall have suffered an Insolvency Event at any time following the date such Transferred Receivable was transferred hereunder and (iii) an action is brought in the Dealer’s bankruptcy case seeking to claim an affected Transferred Receivable or proceeds thereof as property of the estate, exercise any avoiding power of the bankruptcy trustee, challenge good title to or ownership of such Transferred Receivable or proceeds, assert any Adverse Claim on such Transferred Receivable or proceeds or otherwise challenge the effectiveness or validity of such Dealer’s transfer of any Transferred Receivable and either (A) no Gehl Entity answers such action on a timely basis, (B) no Gehl Entity seeks the dismissal with prejudice of such action on a timely basis or submits a motion for summary judgment of such action on a timely basis or (C) such action survives a motion to dismiss or motion for summary judgment.

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        SECTION 1.04. Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Transferor designated from time to time by Transferor or as otherwise directed by Transferor. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, interest shall accrue on such unpaid amount at the rate per annum specified in clause (ii) of the definition of “Default Fee” until such amount is paid in full and, such Person agrees to pay such interest on demand; provided, however, that such rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

        SECTION 1.05. Transfer of Records.

        (a)     In connection with the Purchases of Transferred Receivables hereunder, Transferor hereby sells, transfers, assigns and otherwise conveys to Buyer all of Transferor’s right and title to and interest in the Records relating to all Transferred Receivables sold hereunder, without the need for any further documentation in connection with the Purchases. In connection with such transfer, Transferor hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Transferor to account for the Transferred Receivables, to the extent necessary to administer the Transferred Receivables, whether such software is owned by Transferor or is owned by others and used by Transferor under license agreements with respect thereto, provided that should the consent of any licensor of Transferor to such grant of the license described herein be required, Transferor hereby agrees that upon the request of Buyer (or the Agent as Buyer’s assignee), Transferor will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

        (b)     Transferor (i) shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and Buyer’s assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Transferred Receivables purchased from Transferor hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Transferred Receivables and/or to recreate such Records.

        SECTION 1.06. Characterization.

        (a)     If, notwithstanding the intention of the parties expressed in Section 1.01(c), any sale or contribution by Transferor to Buyer of Transferred Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Transferred Receivables hereunder shall constitute a true sale thereof, Transferor hereby grants to Buyer a valid and perfected security interest in all of Transferor’s right, title and interest in, to and under all Transferred Receivables now existing and hereafter arising, all Collections, all Related Security and Records with respect thereto, all other rights and payments relating to the Transferred Receivables and all proceeds of the foregoing, and all other assets in which Buyer has acquired, may hereafter acquire and/or purports pursuant to the terms and provisions of this Agreement to have acquired an interest under this Agreement to secure all payment and performance obligations of Transferor hereunder (including (a) the obligation to remit all Collections with respect to the Transferred Receivables to the Buyer and (b) the obligation to transfer Receivables to the Buyer with a value at least equal to the Transferred Receivables, Collections thereon and the Related Security with respect thereto) which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Transferor and the Buyer represents and warrants as to itself that each remittance of Collections and other property by the Transferor to the Buyer hereunder will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Transferor and the Buyer.

        (b)     Transferor hereby authorizes Buyer (and any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

        (c)     Transferor acknowledges (i) that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent, the Purchasers and the Hedge Providers under the Purchase Agreement, such rights, remedies, powers and privileges and (ii) that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Transferor agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Transferor agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Transferor further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        SECTION 2.01. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer and its assigns as of the date hereof and on the date of each Purchase hereunder that:

        (a)    Limited Liability Company Existence and Power. Transferor is (1) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (2) is duly qualified to do business and is in good standing as a foreign limited liability company, and has and holds all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted. Transferor is organized solely under the laws of the State of Delaware.

        (b)    Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Transferor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Transferor’s use of the proceeds of the Purchase made hereunder, are within its limited liability company powers and authority, and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which Transferor is a party has been duly executed and delivered by Transferor.

        (c)    No Conflict. The execution and delivery by Transferor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of formation or operating agreement (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Transferor or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Transferor of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e)    Actions, Suits. There are no actions, suits or proceedings pending by or before any governmental authority, or to the best of Transferor’s knowledge, threatened, against or affecting Transferor, or any of its properties, in or before any court, arbitrator or other body. Transferor is not in default with respect to any order of any court, arbitrator or governmental authority.

        (f)    Binding Effect. This Agreement and each other Transaction Document to which Transferor is a party constitute the legal, valid and binding obligations of Transferor enforceable against Transferor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g)    Accuracy of Information. All information heretofore furnished by Transferor or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Transferor or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

        (h)    Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

        (i)    Good Title. Immediately prior to the time each Transferred Receivable is sold hereunder, Transferor shall be the legal and beneficial owner of each such Transferred Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Transferor’s ownership interest in each Transferred Receivable, its Collections and the Related Security.

        (j)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Transferor) legal and equitable title to, with the right to sell and encumber each Transferred Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Transferred Receivables, the Related Security and the Collections.

        (k)    Places of Business. The principal places of business and chief executive office of Transferor and the offices where it keeps all of its Records are located at the address listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.02(a) in jurisdictions where all action required by Section 4.02(a) has been taken and completed. Transferor’s Federal Employer Identification Number is correctly set forth on Exhibit II.

        (l)    Collections. The requirements set forth in Section 4.01(j) have at all times been satisfied and duly performed. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account at the Lockbox Account Bank and the post office box number of the Lockbox, are listed on Exhibit III. Transferor has instructed all Obligors of Transferred Receivables to pay all Collections with respect thereto directly to the Lockbox, the Lockbox Account or the Collection Account. Transferor has not granted any Person, other than the Collateral Agent (in the case of the Lockbox, the Lockbox Account) as contemplated by the Intercreditor Agreement, control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account, or the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account at a future time or upon the occurrence of a future event. The Intercreditor Agreement remains in full force and effect.

        (m)    Material Adverse Effect. Since the date of its formation, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Transferor or the Transferor and its Subsidiaries taken as a whole or (ii) the ability of Transferor to perform its obligations under the Transaction Documents. Since February 2, 2006, no event has occurred that would have a material adverse effect on the collectibility of the Transferred Receivables generally or any material portion of the Transferred Receivables.

        (n)    Names. In the past five (5) years, Transferor has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement and has not been organized in any jurisdiction other than the State of Delaware.

        (o)    Ownership of Buyer. Transferor owns, directly or indirectly, 100% of the issued and outstanding membership interests of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

        (p)    Not an Investment Company. Transferor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

        (q)    Compliance with Law. Transferor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Transferred Receivable transferred to Buyer hereunder, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

        (r)    Compliance with Credit and Collection Policy. Transferor has complied in all material respects with the Credit and Collection Policy with regard to each Transferred Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy.

        (s)    Payments to Transferor. With respect to each Transferred Receivable transferred to Buyer hereunder, the Purchase Price received by Transferor constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Transferor of any Transferred Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

        (t)    Enforceability of Contracts. Each Contract with respect to each Transferred Receivable transferred to Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Transferred Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (u)    Qualified Receivables. Each Receivable transferred to the Buyer pursuant to this Agreement was an “Qualified Receivable” (as such term is defined in the Receivables Sale Agreement) on the date of such transfer.

        (v)    Accounting. The manner in which Transferor accounts for the transactions contemplated by this Agreement does not jeopardize the legal true sale analysis.

        (w)    Compliance with Representations. On and as of the date of each Purchase hereunder, Transferor hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Transferred Receivables in existence on each such date) as though made on and as of each such date.

        (x)    Receivable File. Transferor has delivered to the Servicer the Receivable File for each Transferred Receivable transferred pursuant hereto.

        (y)    No Breach. The execution and delivery by Transferor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate the terms of the Credit Agreement (including, without limitation, the terms of Section 8.7 thereof). The transactions contemplated by this Agreement and each of the other Transaction Documents constitute a “Qualified Securitization Transaction.”

ARTICLE III
CONDITIONS OF PURCHASE

        SECTION 3.01. Conditions Precedent to Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

        SECTION 3.02. Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Transferred Receivables coming into existence after the Initial Funding Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred, (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it or they may reasonably request and (c) on the date of any Purchase, the Transferor shall have provided (1) the Buyer and the Servicer with a supplement the Schedule of Receivables identifying the Transferred Receivables to be transferred on such date and (2) the Servicer with the Receivable Files for each of the Transferred Receivables to be transferred on such date. Transferor’s obligation to sell Transferred Receivables coming into existence after the Initial Funding Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred, and (b) Buyer shall have the ability to and shall pay the purchase price therefor as provided in Article I hereof.

ARTICLE IV
COVENANTS

        SECTION 4.01. Affirmative Covenants of Transferor. Until the date on which this Agreement terminates in accordance with its terms, Transferor hereby covenants as set forth below:

        (a)    Financial Reporting. Transferor will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

(i) Annual Reporting. As soon as available, and in any event within 90 days after the last day of each fiscal year of the Transferor, a copy of the unconsolidated balance sheet of Transferor and its Subsidiaries as of the last day of the fiscal year then ended and the unconsolidated statements of income, retained earnings, and cash flows of Transferor and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, prepared by Transferor in accordance with GAAP and certified to by its chief financial officer or another officer of Transferor acceptable to the Buyer and its assigns.

(ii) Quarterly Reporting. As soon as available, and in any event within 45 days after the last day of each fiscal quarter of Transferor (other than the last fiscal quarter of any fiscal year), a copy of the unconsolidated balance sheet of the Transferor and its Subsidiaries as of the last day of such fiscal quarter and the unconsolidated statements of income, retained earnings, and cash flows of the Transferor and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Transferor in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of Transferor acceptable to the Buyer and its assigns.

(iii) Compliance Certificate. (A) Together with the financial statements provided hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Transferor’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be and (B) at the time of delivery of any compliance certificate required to be delivered to Transferor under Section 4.01(a)(iii) of the Receivables Sale Agreement, a copy of such compliance certificate.

(iv) Shareholders Statements and Reports. Promptly upon receipt of the same, copies of all items provided to it under Section 4.01(a)(iv) of the Receivables Sale Agreement.

(v) S.E.C. Filings. Promptly upon receipt thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports provided to it under Section 4.01(a)(v) of the Receivables Sale Agreement.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Originator, the Existing Owner, the Provider, the Agent or any Purchaser, copies of the same.

(vii) [RESERVED].

(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Transferred Receivables or the condition or operations, financial or otherwise, of Transferor as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

        (b)    Notices. Transferor will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Transferor.

(ii) Judgment and Proceedings. The entry of any judgment or decree against Transferor or any of its Subsidiaries.

(iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Transferor is a debtor or an obligor.

        (c)    Compliance with Laws and Preservation of Limited Liability Company Existence. Transferor will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Transferor will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where its business is conducted.

        (d)    Audits. Transferor will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Transferred Receivables as Buyer (or its assigns) may reasonably request. Transferor will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable prior notice and at the sole cost of Transferor, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Transferor relating to the Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Transferor for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Transferor’s financial condition or the Transferred Receivables and the Related Security or Transferor’s performance under any of the Transaction Documents or Transferor’s performance under the Contracts and, in each case, with any of the officers or employees of Transferor having knowledge of such matters; provided, that, unless either (i) an Amortization Event shall have occurred and be continuing at the time any such audit is requested by the Buyer (or its assigns), or (ii) the audits previously conducted at the expense of the Transferor during such calendar year have not produced audit results reasonably satisfactory to the Buyer (or its assigns), Transferor shall not be required to reimburse the Buyer (or its assigns) for the costs or expenses in respect of more than one audit during any calendar year.

        (e)    Keeping and Marking of Records and Books.

(i) Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the immediate identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). Transferor will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Transferor will (A) on or prior to the Initial Funding Date, mark its master data processing records related to the Transferred Receivables, file cabinets containing Receivable Files related to the Transferred Receivables, file folders containing Receivable Files and other books and records relating to the Transferred Receivables with a legend, acceptable to Buyer (or its assigns) and (B) (x) upon the request of the Buyer (or its assigns) after the occurrence of an Amortization Event, mark each Contract with a legend acceptable to the Buyer and its assigns and (C) deliver to Buyer (or its assigns) or the Servicer all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Transferred Receivables.

        (f)    Compliance with Contracts and Credit and Collection Policy. Transferor will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract. Transferor will pay when due any taxes payable in connection with the Transferred Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

        (g)    Ownership. Transferor will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Transferred Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Transferred Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

        (h)    Purchasers’ Reliance.

(i) Transferor acknowledges that Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement and the other Transaction Documents in reliance upon Buyer’s identity as a legal entity that is separate from Transferor and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Transferor will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Transferor and any Affiliates thereof and not just a division of Transferor. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Transferor (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Transferred Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to (including in its capacity as owner of 100% of the membership interests of Buyer) ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will conduct all transactions with Buyer in connection with the transactions contemplated herein or otherwise to be conducted strictly on an arm’s-length basis.

(ii) Transferor further acknowledges that Buyer, the Purchasers and the Agent are entering into the transactions contemplated by the Purchase Agreement and the other Transaction Documents in reliance upon Transferor’s identity as a legal entity that is separate from each other Gehl Entity. Therefore, from and after the date of execution and delivery of this Agreement, Transferor shall take all reasonable steps, including, without limitation, all steps that the Buyer (or its assigns) may from time to time reasonably request, to maintain Transferor’s identity as a separate legal entity and to make it manifest to third parties that Transferor is an entity with assets and liabilities distinct from those of each other Gehl Entity and any Affiliates thereof and not just a division of any other Gehl Entity or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Transferor will:

(A) conduct its own business in its own name and require that all full time employees of Transferor, if any, identify themselves as such and not as employees of any other Gehl Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Transferor’s employees);

(B) compensate all employees, consultants and agents directly, from Transferor’s own funds, for services provided to Transferor by such employees, consultants and agents and, to the extent any employee, consultant or agent of Transferor is also an employee, consultant or agent of any other Gehl Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Transferor and such other Gehl Entity or such Affiliate, as applicable, on a basis that reflects the services rendered to Transferor and such other Gehl Entity or such Affiliate, as applicable;

(C) not hire any employees other than Officers in accordance with Section 4.03 of its operating agreement;

(D) clearly identify its offices (by signage or otherwise) as its offices and, if any such office is located in the offices of any other Gehl Entity or any Affiliate thereof, Transferor shall lease such office at a fair market rent;

(E) use separate stationery, invoices and checks in its own name (in each case, to the extent that it has any);

(F) conduct all transactions with the other Gehl Entities and their Affiliates strictly on an arm’s length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Transferor or any other Gehl Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of the services provided;

(G) not hold out its credit or assets as being available to satisfy the obligations of others;

(H) at all times have at least one member of which is an Independent Member;

(I) have a board of managers separate from that of the member;

(J) cause its board of managers to meet or act pursuant to written consent and keep minutes of such meetings and actions as may be required under Delaware law and its Charter Documents and observe all other Delaware limited liability company formalities and comply with all organizational formalities to maintain its separate existence;

(K) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (I) the selection, maintenance or replacement of the Independent Member, (II) the dissolution or liquidation of Transferor or (III) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Transferor, are duly authorized by unanimous vote of its Members (including the Independent Member);

(L) when appropriate, obtain proper authorization from its board of managers or member for its actions;

(M) maintain Transferor’s books and records separate from those of the other Gehl Entities and their Affiliates and otherwise readily identifiable as its own assets rather than assets of the other Gehl Entities and their Affiliates;

(N) prepare its financial statements separately from those of the Gehl Entities and insure that any consolidated financial statements of the Gehl Entities or any Affiliate thereof that include Transferor and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Transferor is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Transferor;

(O) except as specifically otherwise provided herein or in the Transaction Documents, (I) maintain the funds or other assets of Transferor separate from, and not commingled with, those of any other Gehl Entity or any Affiliate thereof and (II) only maintain bank accounts or other depository accounts to which Transferor alone is the account party, into which Transferor alone makes deposits and from which Transferor alone has the power to make withdrawals;

(P) not pledge its assets for the benefit of any other person;

(Q) pay all of Transferor’s debts and operating expenses from Transferor’s own assets (except for certain payments by the other Gehl Entities or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 4.01(h));

(R) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the other Transaction Documents and those reasonably necessary or incidental to its performance hereunder or thereunder; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (I) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (II) the incurrence of obligations under this Agreement or any other Transaction Documents to which it is a party, (III) the incurrence of obligations, as expressly contemplated in the Receivable Sale Agreement, and (IV) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(S) maintain its certificate of formation and operating agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify certificates of formation or operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 4.01(h) of this Agreement;

(T) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Buyer and the Agent (as Buyer’s assign);

(U) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(V) hold itself out to the public (including any Affiliate’s creditors) under its own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate and correct any known misunderstanding regarding its separate identity;

(W) maintain at all times a Net Worth at least equal to the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(X) cause the managers, officers, agents and other representatives of Buyer to act at all times with respect to Buyer consistently and in furtherance of the foregoing and in the best interests of Buyer.

        (i)    Collections. In the event any payments relating to Transferred Receivables are remitted directly to Transferor or any Affiliate of Transferor, Transferor will remit (or will cause all such payments to be remitted) directly to the Lockbox Account Bank or the Collection Account Bank for deposit into the Lockbox Account or the Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Transferor will not grant the right to take control of the Lockbox, the Lockbox Account or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement, the Purchase and Sale Agreement, the Purchase Agreement, the Lockbox Account Agreement and the Intercreditor Agreement. The Transferor hereby grants the Buyer (and its assigns) the right to deliver a “Notice” at any time to the Collateral Agent pursuant to the terms of the Intercreditor Agreement. Transferor will instruct all Obligors of Transferred Receivables to pay all Collections with respect thereto directly to the Lockbox, the Lockbox Account or the Collection Account.

        (j)    Taxes. Transferor will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing by it.

        (k)    Accounting. Transferor will account for the transactions contemplated by this Agreement in its financial statements in a manner that is consistent with the parties’ characterization of such transactions as true sales as described in Section 1.01(c).

        SECTION 4.02. Negative Covenants of Transferor. Until the date on which this Agreement terminates in accordance with its terms, Transferor hereby covenants that:

        (a)    Name Change, Offices and Records. Transferor will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, Transferor provides written notice thereof to Buyer and the Agent, (ii) at least ten (10) days prior to such effective date, delivers to Buyer and the Agent such financing statements (Forms UCC-1 and UCC-3) which Buyer or the Agent may reasonably request to reflect such change, together with such other documents and instruments that Buyer or the Agent may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, has taken all other steps to ensure that Buyer and the Agent, for the benefit of itself and the Purchasers, continue to have a first priority perfected ownership in the Transferred Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by Buyer or Agent, the Buyer and Agent shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to Buyer and the Agent, as to such organization and Transferor’s valid existence and good standing and the perfection and preservation of priority of Buyer’s ownership interest in, and the Agent’s ownership or security interest in, the Transferred Receivables, the Related Security and Collections.

        (b)    Change in Payment Instructions to Obligors. Transferor will not terminate any bank as the Lockbox Account Bank, or make any change in the instructions to Obligors regarding payments to be made to the Lockbox, the Lockbox Account or the Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) in the case of a new Collection Account, an executed Collection Account Agreement with respect to the new Collection Account or (B) in the case of a new Lockbox or Lockbox Account, an executed Lockbox Account Agreement with respect to the new Lockbox Account or Lockbox.

        (c)    Modifications to Contracts and Credit and Collection Policy. Transferor will not make any change to the Credit and Collection Policy that could decrease the credit quality of any newly created Qualified Receivables. Transferor will not extend, amend or otherwise modify the terms of any Transferred Receivable or any Contract related thereto.

        (d)    Sales, Liens. Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Transferred Receivable, Related Security or Collections on any Transferred Receivable, or upon or with respect to any Contract under which any Transferred Receivable arises, or the Lockbox, Lockbox Account or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein or in the case of the Lockbox and the Lockbox Account, in favor of third parties and the Collateral Agent in respect of the Lockbox and Lockbox Account as contemplated in the Intercreditor Agreement and the Lockbox Account Agreement), and Transferor will defend the right, title and interest of Buyer in, to and under any of the foregoing property (other than the Lockbox and Lockbox Account as provided in the Intercreditor Agreement), against all claims of third parties claiming through or under Transferor. Transferor shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

        (e)     [RESERVED].

        (f)    Accounting for Purchase. Transferor will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Transferred Receivables and the Related Security by Transferor to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Transferred Receivables and the Related Security by Transferor to Buyer except to the extent that such transactions are not recognized as sales in accordance with GAAP.

        (g)    Restricted Junior Payments. From and after the continuance of any Termination Event, Transferor will not make any Restricted Junior Payment if, after giving effect thereto, Transferor’s Net Worth would be less than the Required Capital Amount.

ARTICLE V
TERMINATION EVENTS

        SECTION 5.01. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

        (a)     Transferor shall fail to pay or remit any amount to be paid or remitted by it under any Transaction Document to which it is a party when due and such failure shall continue for more than two (2) Business Days.

        (b)     Transferor shall fail to observe or perform (i) any covenant set forth in Section 4.01(b)(i), (b)(iv), (g) or (i) or Section 4.02 or of any provision in any Transaction Document dealing with the use, disposition or remittance of the proceeds of Collections or instructions to Obligors of the Transferred Receivables or (ii) any other provision hereof or of any other Transaction Document which is not remedied within ten (10) Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of Transferor or (ii) written notice thereof is given to Transferor by the Buyer (or any of its assigns).

        (c)     Any representation or warranty made by Transferor herein or in any other Transaction Document or in any certificate or report furnished to the Buyer or any of its assigns pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof (unless, in the case of any breach of representation or warranty that results in a Purchase Price Credit hereunder, such breach has been cured in accordance with Section 1.03 hereof).

        (d)     Any of the following:

(i) Failure of Transferor to pay any Indebtedness (other than described under (a) or (b) above) when due or within any applicable grace period; or

(ii) The default by Transferor in the performance of any term, provision or condition contained in any agreement (other than a Transaction Document) under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of any Indebtedness to cause Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

        (e)     (i) Transferor or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Transferor or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) Transferor or any of its Subsidiaries shall take any limited liability company action to authorize or ratify any of the actions set forth in the foregoing clause (i) of this subsection (e).

        (f)     A Change of Control shall occur.

        (g)     One or more final judgments for the payment of money shall be entered against the Transferor.

        SECTION 5.02. Remedies.

        (a)     Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Transferor; provided, however, that upon the occurrence of Termination Event described in Section 5.01(e), or of an actual or deemed entry of an order for relief with respect to Transferor under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Transferor and (ii) to the fullest extent permitted by applicable law, declare that any amounts then due and owing by Buyer to Transferor shall bear interest at the rate per annum specified in clause (ii) of the definition of “Default Fee”. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

        (b)     On any date on which a sale of Transferred Receivables is proposed to be made an Buyer is unable to pay the Purchase Price therefor, Transferor may suspend its performance and await Buyer’s ability to perform or, by written notice, declare the Termination Date to have occurred.

ARTICLE VI
INDEMNIFICATION

        SECTION 6.01. Indemnities by Transferor. Without limiting any other rights that Buyer may have hereunder or under applicable law, Transferor hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Transferred Receivables, excluding, however:

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same constitutes recourse for or otherwise includes losses in respect of Transferred Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness, or other failure (without cause or justification), or inability to perform its obligations on the part of the related Obligor; or

(iii) (A) taxes imposed by the jurisdiction in which such Indemnified Party’s jurisdiction of organization, operation or management and control, on or measured by the overall net income or revenues of such Indemnified Party to the extent that the amount of or computation of such taxes is consistent with the Intended Characterization, (B) any withholding tax imposed on the payments to any Indemnified Party to the extent such taxes that the amount of or computation of such taxes is consistent with the Intended Characterization, and (C) any tax that would not have been imposed but for the delay or failure by such Indemnified Party (following a written request by the Transferor, except that this Agreement shall constitute an initial written request by the Transferor) in providing to the Seller U.S. IRS Form W-8BEN, W-8IMY, W-8ECI or W-8EXP (whichever is applicable) that is required to be provided by such Indemnified Party to avoid or reduce such taxes;

provided, however, that nothing contained in this sentence shall limit the liability of Transferor or limit the recourse of Buyer to Transferor in respect of any amounts otherwise specifically provided to be paid by Transferor under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the limitations in clauses (i), (ii) and (iii) above, Transferor shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by Transferor (or any officers of Transferor) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Transferor pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Transferor, to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or Contract related thereto, or the nonconformity of any Transferred Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Transferor to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Transferred Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Transferred Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Transferred Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Transferred Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Transferred Receivables or any other investigation, litigation or proceeding relating to Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Transferred Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Termination Event described in Section 5.01(e);

(x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Transferred Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

(xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferred Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii) any action improperly taken, any omission of any action required to be taken, or any other action elected to be taken by Transferor which reduces or impairs the rights of the Buyer (or any of its assigns) with respect to any Transferred Receivable or the value of any such Transferred Receivable;

(xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xiv) the failure of the Transferor to provide the original Receivable File for each Transferred Receivable to the Servicer.

        SECTION 6.02. Other Costs and Expenses. Transferor shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Transferor shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents (including any amendments hereto or thereto) delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.01. Waivers and Amendments.

        (a)     No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

        (b)     No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Transferor and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

        SECTION 7.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.02.

        SECTION 7.03. Protection of Ownership Interests of Buyer.

        (a)     Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of Buyer in the Transferred Receivables, the Related Security, the Collections, the Lockbox and the Lockbox Account, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Transferor’s sole cost and expense, direct Transferor to notify the Obligors of Transferred Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Transferred Receivables be made directly to Buyer or its designee.

        (b)     If Transferor fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Transferor as provided in Section 6.02. Transferor irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of Transferor (i) to execute on behalf of Transferor as debtor and to file financing statements and amendments thereto necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Transferred Receivables, Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Transferred Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.

        SECTION 7.04. Confidentiality. Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Gehl Entity and its obligations, (g) with the prior written consent of Gehl (in the case of any Information relating to the business or operation of any Gehl Entity) or the Agent (in the case of any Information relating to the Agent, the Company or the other Purchasers or the commercial or pricing terms hereof), (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the parties hereto on a non-confidential basis from a source other than a Gehl Entity or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (i) by the Agent, the Company or the Arranger to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential). For purposes of this Section, “Information” means all information received from a Gehl Entity relating to a Gehl Entity or any of their respective businesses, other than any such information that is available to the parties hereto on a non-confidential basis prior to disclosure by a Gehl Entity, provided that, in the case of information received from a Gehl Entity after the date hereof, such information is clearly identified at the time of delivery as confidential.

        SECTION 7.05. Bankruptcy Petition.

        (a)     Transferor and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        (b)     Transferor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        SECTION 7.06. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        SECTION 7.07. CONSENT TO JURISDICTION. TRANSFEROR HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TRANSFEROR PURSUANT TO THIS AGREEMENT AND TRANSFEROR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST TRANSFEROR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TRANSFEROR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TRANSFEROR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY TRANSFEROR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

        SECTION 7.09. Integration; Binding Effect; Survival of Terms.

        (a)     This Agreement and each Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

        (b)     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Transferor pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.05 shall be continuing and shall survive any termination of this Agreement.

        SECTION 7.10. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit”shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

GEHL RECEIVALBES II, as Transferor
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and CFO
Address: Gehl Receivables II, LLC
143 Water Street
West Bend, WI 53095
GEHL FUNDING II, LLC, as Buyer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Funding II, LLC
143 Water Street
West Bend, WI 53095

Signature Page to Receivables Purchase and Sale Agreement

Exhibit I

Definitions

        This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

        “Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Agreement” means this Receivables Purchase and Sale Agreement, dated as of March 15, 2006, between Transferor and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Buyer” has the meaning set forth in the preamble to the Agreement.

        “Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Transferred Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

        “Collections” means, with respect to any Transferred Receivable, all cash collections and other cash proceeds in respect of such Transferred Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Transferred Receivable.

        “Company” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Credit and Collection Policy” has the meaning assigned to it in the Receivables Sale Agreement.

        “Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Transferred Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Transferred Receivables and the cost to Buyer of financing its investment in the Transferred Receivables during such period and (ii) the risk of nonpayment by the Obligors. Transferor and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Transferor and Buyer agree to make such change.

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        “Existing Receivable” has the meaning assigned to it in the Receivables Sale and Assignment Agreement.

        “Initial Funding Date” means the date of the initial Incremental Purchase under the Purchase Agreement.

        “Intended Characterization” means the characterization for income tax purposes described in Section 13.14(e) of the Purchase Agreement.

        “JPMorgan Chase” has the meaning set forth in the preamble to the Agreement.

        “Net Value” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Pool Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Enhancement Amount.

        “Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Pool Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loan hereunder (including any Subordinated Loan proposed to be made on the date of determination).

        “Original Balance” means, with respect to any Transferred Receivable, the Outstanding Balance of such Transferred Receivable on the date it was purchased by Buyer.

        “Transferor” has the meaning set forth in the preamble to the Agreement.

        “Transferred Receivable” has the meaning set forth in the Preliminary Statements.

        “Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

        “Purchase” means each purchase or contribution under the Agreement by Buyer from Transferor of the Transferred Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

        “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase and Sale Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Transferor for such Purchase in accordance with Section 1.02 of the Agreement for the Transferred Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Transferred Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.03 of the Agreement.

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        “Purchase Price Credit” has the meaning set forth in Section 1.03 of the Agreement.

        “Purchaser” means Company or a Financial Institution, as applicable.

        “Recharacterization” has the meaning assigned to it in Section 1.06(a).

        “Related Security” means, with respect to any Transferred Receivable:

(i) all of Transferor’s interest in the Financed Equipment, the Dealer Agreements (to the extent related to a particular Transferred Receivable), the Dealer Recourse (to the extent related to a particular Transferred Receivable), the Transferred Receivables Insurance Policies and all other insurance contracts with respect thereto

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Transferred Receivable, whether pursuant to the Contract related to such Transferred Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Transferred Receivable,

(iii) all guaranties, insurance, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the Contract related to such Transferred Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Transferred Receivable,

(v) all Records related to such Transferred Receivable,

(vi) all of Transferor’s right, title and interest in, to and under the Receivables Sale Agreement; and

(vii) all income or proceeds of any of the foregoing.

        “Required Capital Amount” means, as of any date of determination, the product of (i) 9.0% and (ii) the Aggregate Capital on such date of determination.

        “Schedule of Receivables” means the master schedule of all Pool Receivables which, as of the Initial Funding Date, is attached hereto as Schedule A, as the same shall be amended or supplemented on each date that any Transferred Receivables are transferred by Transferor to Buyer pursuant to this Agreement, which may be a single schedule for this Agreement, the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Purchase Agreement.

        “Settlement Date” means, in any calendar week, the Friday of such week, or, if such Friday is not a Business Day, the next succeeding Business Day.

3

        “Subordinated Loan” has the meaning set forth in Section 1.02(a) of the Agreement.

        “Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.02 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Termination Date” means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.01(e), (iii) the Business Day specified in a written notice from Buyer to Transferor following the occurrence of any other Termination Event, and (iv) the date which is thirty Business Days after Buyer’s receipt of written notice from Transferor that it wishes to terminate the facility evidenced by this Agreement.

        “Termination Event” has the meaning set forth in Section 5.01 of the Agreement.

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II

Places of Business:

143 Water Street West Bend, WI 53095

Locations of Records:

143 Water Street West Bend, WI 53095

Federal Employer Identification Number:

39-0300430

Corporate, Partnership Trade and Assumed Names:

None

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Exhibit III

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Exhibit IV

Form of Compliance Certificate

        This Compliance Certificate is furnished pursuant to that certain Receivables Purchase and Sale Agreement dated as of March 15, 2006, between Gehl Receivables II, LLC (“Transferor”) and Gehl Funding II, LLC (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.     I am the duly elected ______________ of Transferor.

        2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Transferor and its Subsidiaries during the accounting period covered by the attached financial statements.

        3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

        4.     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Transferor has taken, is taking, or proposes to take with respect to each such condition or event:

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____day of ____________, ______.

____________________________ [Name]

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Exhibit V

Form of Subordinated Note

SUBORDINATED NOTE

March 15, 2006

        1.    Note. FOR VALUE RECEIVED, the undersigned, Gehl Funding II, LLC, a Delaware limited liability company (“SPV”), hereby unconditionally promises to pay to the order of Gehl Receivables II, LLC, a Delaware limited liability company (“Transferor”), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Transferred Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Transferor has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Transferor to SPV pursuant to and in accordance with the terms of that certain Receivables Purchase and Sale Agreement dated as of March 15, 2006 between Transferor and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.02 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

        2.    Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Prime Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

        3.    Principal Payments. Transferor is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Transferor to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

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        4.    Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV’s recourse obligations under that certain Receivables Purchase Agreement dated as of March 15, 2006 by and among SPV, Transferor, as Servicer, various “Purchasers” from time to time party thereto, and JPMorgan Chase Bank, N.A., as the “Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, SPV, the Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Transferor shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Transferor hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.01(e) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Transferor from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Transferor in violation of the immediately preceding sentence, Transferor agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

        5.    Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.01(e) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including “CP Costs” and “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Transferor is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

        6.    Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.01 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent.

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        7.    GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

        8.    Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Transferor additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

        9.    Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Transferor without the prior written consent of the Agent, and any such attempted transfer shall be void.

GEHL FUNDING II, LLC

By: _____________________________ Title:

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Schedule

to

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of	Amount of	Unpaid	Notation made
	Subordinated	Principal	Principal	by
	Loan	Paid	Balance

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Schedule A

Schedule of Receivables as of the date of this Agreement

(attached)

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